Exhibit 99.1

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

OF

CREDIT KARMA, INC.

Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and the bylaws of Credit Karma, Inc., a Delaware corporation (the “Company”), the undersigned, constituting the holders of the Company’s outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the actions set forth herein at a meeting at which shares entitled to vote thereon were present and voted, hereby take the following actions by written consent, effective automatically upon the delivery of this Written Consent by stockholders of the Company holding sufficient Company Capital Stock to constitute the Requisite Stockholder Approval. This Action by Written Consent of the Stockholders of the Company (this “Written Consent”) will be filed with the minutes of the Company.

ADOPTION OF MERGER AGREEMENT AND APPROVAL OF THE MERGERS

WHEREAS, reference is hereby made to an Agreement and Plan of Merger, dated as of February 24, 2020 and attached hereto as Exhibit A (together with any and all exhibits and schedules thereto, the “Merger Agreement”), by and among the Company, Intuit Inc., a Delaware corporation (“Parent”), Halo Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), Halo Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub, the “Merger Subs”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Securityholder Representative, pursuant to which, subject to the terms and conditions thereof, Parent will acquire the Company through (a) the merger of Merger Sub with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation in the First Merger (the “Surviving Corporation”), and (b) immediately following the First Merger, the merger of the Surviving Corporation with and into Merger Sub II (the “Second Merger,” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity in the Second Merger (the “Surviving Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously (a) declared that the Merger Agreement and the transactions contemplated thereby, including the Mergers, upon the terms and subject to the conditions set forth therein, are advisable and fair to, and in the best interests of, the Company and its stockholders, (b) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Mergers, and any related agreements, exhibits, and schedules described in the Merger Agreement, including the Letter of Transmittal, in substantially the form attached hereto as Exhibit B, and the Escrow Agreement (collectively, the “Related Agreements”) in accordance with the provisions of the DGCL, and (c) resolved to recommend, and did recommend, that the stockholders of the Company (i) adopt the Merger Agreement, and thereby approve the Mergers, the Related Agreements, and the other transactions contemplated by the Merger Agreement, and (ii) not exercise, and affirmatively waive, their respective dissenters or appraisal rights under Applicable Law in connection with the Mergers and the other transactions contemplated by the Merger Agreement.

WHEREAS, each undersigned stockholder of the Company desires to adopt the Merger Agreement and to agree to approve the Mergers and such other actions as set forth in this Written Consent.

WHEREAS, pursuant to the Mergers and subject to the terms and conditions of the Merger Agreement, Parent will pay the Aggregate Merger Consideration ($7,100,000,000, one-half of which shall be payable in cash and one-half of which shall be payable in shares of Parent Stock), subject to certain adjustments (described in further detail in the Merger Agreement) for Closing Indebtedness, Unpaid Company Transaction Expenses, Closing Working Capital, the Securityholder Expense Fund, Closing Cash and the Aggregate Exercise Price.

WHEREAS, pursuant to the Mergers and subject to the terms and conditions of the Merger Agreement, (i) $500,000,000 (one-half of which shall be cash (the Escrowed Cash) and one-half of which shall be shares of Parent Stock (the Escrowed Shares)) (the “Aggregate Escrow Amount”) otherwise payable to the Securityholders will be deposited in an Indemnity Escrow Fund for the purpose of securing certain obligations of the Indemnitors under the Merger Agreement, and (ii) $1,000,000 (the “Securityholder Expense Fund Amount”) otherwise payable to the Securityholders will be deposited in a Securityholder Expense Fund, and will be available to the Securityholder Representative solely to pay any reasonable and documented fees, costs or other expenses it may incur in performing its duties or exercising its rights under the Merger Agreement or the Escrow Agreement.

WHEREAS, pursuant to the Mergers, each share of Company Capital Stock outstanding as of the Effective Time, held by a holder who has properly exercised (and has not effectively withdrawn or lost) his, her or its appraisal rights under Section 262 of the DGCL or dissenters’ rights under Chapter 13 of the CCC (the “Dissenting Shares”) will not be converted into or represent the right to receive the applicable consideration for such share, and the holder or holders of such share shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL or Chapter 13 of the CCC.

WHEREAS, each undersigned stockholder of the Company is aware that Kenneth Lin, a director and officer of the Company, (i) is a securityholder of the Company and will receive cash and Parent Stock proceeds as a result of the Mergers akin to other securityholders of the Company, except that Mr. Lin has agreed to subject a portion of his Parent Stock proceeds to time-based re-vesting; and (ii) will accept employment with Parent or an Affiliate of Parent after the consummation of the Mergers and will receive additional compensation, including an award or awards of Parent RSUs with a value currently anticipated to be approximately $73,550,188, from Parent or an Affiliate of Parent in such capacity.

WHEREAS, each undersigned stockholder of the Company is aware that each of the directors of the Company is a securityholder of the Company and will receive proceeds as a result of the Mergers akin to other securityholders of the Company.

WHEREAS, each undersigned stockholder of the Company is aware that David Lawlee, a director of the Company, is affiliated with CapitalG or its affiliates, which is a securityholder of the Company and will receive proceeds as a result of the Mergers akin to other securityholders of the Company.

WHEREAS, each undersigned stockholder of the Company is aware that Scott Feldman, a director of the Company, is affiliated with Susquehanna or its affiliates, which is a securityholder of the Company and will receive proceeds as a result of the Mergers akin to other securityholders of the Company.

WHEREAS, each undersigned stockholder of the Company is aware that Micky Malka, a director of the Company, is affiliated with Ribbit Capital or its affiliates, which is a securityholder of the Company and will receive proceeds as a result of the Mergers akin to other securityholders of the Company.

WHEREAS, each undersigned stockholder of the Company is aware that Frank Rotman, a director of the Company, is affiliated with QED or its affiliates, which is a securityholder of the Company and will receive proceeds as a result of the Mergers akin to other securityholders of the Company.

WHEREAS, each undersigned stockholder of the Company is aware that Mike Bingle, a director of the Company, is affiliated with SilverLake or its affiliates, which is a securityholder of the Company and will receive proceeds as a result of the Mergers akin to other securityholders of the Company.

WHEREAS, each undersigned stockholder of the Company is aware that Mark Lefanowicz, a director of the Company, is affiliated with MDJS or its affiliates, which is a securityholder of the Company and will receive proceeds as a result of the Mergers akin to other securityholders of the Company.

WHEREAS, each undersigned stockholder of the Company is aware of the material facts as to the relationships or interests of the foregoing persons and entities in the Mergers and the other transactions authorized and approved in these resolutions, and each undersigned stockholder has had an adequate opportunity to ask questions regarding such interests, and has had a full and fair opportunity to review the terms of all such transactions with the representatives of the Company and independent legal counsel.

WHEREAS, each undersigned stockholder of the Company (a) has been urged to consult with his, her or its own legal, tax and/or financial advisor(s) regarding the consequences to him, her or it of the Mergers, the Merger Agreement and the Related Agreements and the transactions contemplated thereby, and the execution of this Written Consent, (b) acknowledges that to the extent so desired, he, she or it has availed himself, herself or itself of such right and opportunity, (c) has reviewed and understands the Merger Agreement, the Related Agreements and this Written Consent, and deems adopting the Merger Agreement and approving the Mergers, the Related Agreements and the transactions contemplated by each of the foregoing to be in the best interests of such stockholder of the Company and the Company, and (d) is competent to execute this Written Consent, free from coercion, duress or undue influence.

NOW, THEREFORE, BE IT RESOLVED: That the Merger Agreement and the Related Agreements and the transactions contemplated thereby, including the Mergers, are hereby adopted and approved in all respects, including under Article IV, Section B.3.3 of the Company Charter.

RESOLVED FURTHER: That the First Certificate of Merger, to be filed with the Secretary of State of the State of Delaware effecting the First Merger, the Merger Agreement, and any and all transactions and agreements contemplated thereby, each subject to such changes and modifications (to the extent permitted by the DGCL) as the officers of the Company may consider necessary or appropriate, are hereby approved, adopted and ratified in all respects.

RESOLVED FURTHER: That each undersigned stockholder of the Company hereby irrevocably waives any notice with respect to the Mergers and the Merger Agreement to which such undersigned stockholder may be entitled pursuant to the Company Charter, the Company Bylaws, and any Contract by and between the Company and such stockholder or any Applicable Law, each as in effect as of the date hereof, in each case to the maximum extent that such notice provisions can be waived by the undersigned stockholders and otherwise.

TREATMENT OF COMPANY CAPITAL STOCK, COMPANY OPTIONS AND COMPANY RSUS

WHEREAS, pursuant to Section 2.04(a) of the Merger Agreement, and subject to Sections 2.08 through 2.12 and Article 10 of the Merger Agreement and as noted below, at the Effective Time, by virtue of the First Merger and without any further action on the part of the parties to the Merger Agreement, any Securityholder or any other Person, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares) will be automatically converted into the right to receive, upon the terms of the Merger Agreement, (i) the Per Share Closing Consideration, (ii) the right to receive a portion of the Adjustment Amount, if any, payable in accordance with Section 2.08(b)(vii) of the Merger Agreement, (iii) the right to receive distributions, if any, from the Indemnity Escrow Fund in accordance with Article 10 of the Merger Agreement and the Escrow Agreement and (iv) the right to receive distributions, if any, of the Securityholder Expense Fund pursuant to Section 11.01(c) of the Merger Agreement, and each share of Company Capital Stock held by the Company, Merger

Sub, Merger Sub II or Parent or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time (the “Canceled Shares”) shall be canceled and extinguished without any conversion thereof as of the Effective Time (the treatment of such Company Capital Stock as set forth in the Merger Agreement, the “Stock Treatment”);

WHEREAS, pursuant to Section 2.06(a) of the Merger Agreement, at the Effective Time, each Vested Company Option that is outstanding as of immediately prior to the Effective Time will be canceled and extinguished and converted into the right to receive, subject to Section 2.11 of the Merger Agreement, (i) the Option Per Share Closing Consideration multiplied by the number of Shares of Company Common Stock underlying the Vested Company Option (provided that the aggregate Option Per Share Closing Consideration payable to any Vested Optionholder shall be calculated after aggregating all shares of Company Common Stock subject to Vested Company Options held by such Vested Optionholder, rounding the aggregate Option Per Share Closing Cash Consideration payable in respect of such Vested Company Options down to the nearest whole cent and rounding the Option Per Share Closing Stock Consideration down to the nearest whole share of Parent Stock), (ii) the right to receive a portion of the Adjustment Amount, if any, payable to the Indemnitors in accordance with Section 2.08(b)(vii) of the Merger Agreement, (iii) the right to receive distributions, if any, from the Indemnity Escrow Fund in accordance with Article 10 of the Merger Agreement and the Escrow Agreement and (iv) the right to receive distributions, if any, of the Securityholder Expense Fund pursuant to Section 11.01(c) of the Merger Agreement (collectively, the “Vested Option Consideration” and the treatment of such Vested Company Options as set forth in the Merger Agreement, the “Vested Option Treatment”);

WHEREAS, pursuant to Section 2.06(b) of the Merger Agreement (and other than as set forth In Section 2.06(c) of the Merger Agreement), each Unvested Company Option that is outstanding as of immediately prior to the Effective Time will be assumed by Parent and converted into an option covering Parent Stock (each Company Option so assumed by Parent, an “Assumed Option”) and, following the Effective Time, each such Assumed Option will continue to be subject to the same terms and conditions set forth in the applicable Company Option documents (including the applicable Company Equity Incentive Plan and stock option agreement or other document evidencing such Company Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Assumed Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Stock equal to the product of the number of unvested shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the ratio of Per Share Closing Consideration Value to the Parent Stock Price (such ratio, the “Conversion Ratio”), rounded down to the nearest whole number of shares of Parent Stock and (ii) the per share exercise price for the shares of Parent Stock issuable upon exercise of such Assumed Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Conversion Ratio, rounded up to the nearest whole cent (the treatment of such Unvested Company Options as set forth in the Merger Agreement, the “Unvested Option Treatment”);

WHEREAS, pursuant to Section 2.06(c) of the Merger Agreement, each Company Option held by a non-employee director or consultant or former non-employee director or former consultant, if any, of any Acquired Company, will be canceled and extinguished at the Effective Time and, if such Company Option is a Vested Company Option, the holder thereof will be paid the consideration contemplated under Section 2.06(a) of the Merger Agreement in connection with such cancellation and extinguishment) (the “Section 2.06(c) Option Treatment”);

WHEREAS, pursuant to Section 2.07(a) of the Merger Agreement (and other than as set forth In Section 2.07(c) of the Merger Agreement), at the Effective Time, each Vested Company RSU that is outstanding as of immediately prior to the Effective Time shall be canceled and extinguished and the Vested

RSU Holder will be entitled to receive (i) the Per Share Closing Consideration, (ii) the right to receive a portion of the Adjustment Amount, if any, payable to the Indemnitors in accordance with Section 2.08(b)(vii) of the Merger Agreement, (iii) the right to receive distributions, if any, from the Indemnity Escrow Fund in accordance with Article 10 of the Merger Agreement and the Escrow Agreement and (iv) the right to receive distributions, if any, of the Securityholder Expense Fund pursuant to Section 11.01(c) of the Merger Agreement (collectively, the “Vested RSU Consideration” and the treatment of such Vested Company RSUs as set forth in the Merger Agreement, the “Vested RSU Treatment”);

WHEREAS, pursuant to Section 2.07(b) of the Merger Agreement, at the Effective Time, each award of Unvested Company RSUs that is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into an award of Parent RSUs (each award of Unvested Company RSUs so assumed by Parent, an “Assumed RSU Award”), and following the Effective Time, each such Assumed RSU Award will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company RSU award documents, including the applicable Company Equity Incentive Plan and agreement or other document evidencing such Company RSU award, except that each such Assumed RSU Award will cover a number of whole shares of Parent Stock equal to the product of the number of shares of Company Common Stock that were subject to such Unvested Company RSUs immediately prior to the Effective Time multiplied by the Conversion Ratio, rounded down to the nearest whole number of shares of Parent Stock (the treatment of such Unvested Company RSUs as set forth in the Merger Agreement, the “Unvested RSU Treatment”); and

WHEREAS, pursuant to Section 2.07(c) of the Merger Agreement, each Company RSU held by a non-employee director or consultant or former non-employee director or former consultant, if any, of any Acquired Company, will be canceled and extinguished at the Effective Time and the holder thereof will be paid the consideration contemplated under Section 2.07(a) of the Merger Agreement in connection with such cancellation and extinguishment (the treatment of such Company RSUs held by such holders as set form in the Merger Agreement, the “2.07(c) RSU Treatment”).

NOW, THEREFORE, BE IT RESOLVED: That each undersigned stockholder of the Company hereby authorizes, directs and approves, in connection with and contingent upon the consummation of the Mergers, the Stock Treatment, the Vested Option Treatment, the Unvested Option Treatment, the Section 2.06(c) Option Treatment, the Vested RSU Treatment, the Unvested RSU Treatment and the Section 2.07(c) RSU Treatment.

INDEMNIFICATION; ESCROW

WHEREAS: Article 10 of the Merger Agreement provides that from and after the Effective Time, the Indemnitors agree to severally and in proportion to their respective Pro Rata Shares, hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with any inaccuracy in or breach of any of the representations, warranties and covenants of the Company set forth in the Merger Agreement and certain other indemnifiable matters set forth in the Merger Agreement (such indemnification obligations in accordance with the terms of the Merger Agreement, collectively, the “Indemnification Obligations”).

NOW, THEREFORE, BE IT RESOLVED: That each undersigned stockholder of the Company hereby approves the Indemnification Obligations.

RESOLVED FURTHER: That each undersigned stockholder of the Company hereby approves of the withholding of a portion of the consideration otherwise payable (or issuable) to the

Company’s stockholders in connection with the Mergers, which such amount shall be deposited into escrow funds as partial security for the indemnification obligations of the Indemnitors set forth in Article 10 of the Merger Agreement, in each case, in accordance with the terms of the Merger Agreement.

RESOLVED FURTHER: That the deposit of cash equal to the Aggregate Escrow Amount pursuant to the terms of the Merger Agreement be, and hereby is, approved and adopted in all respects.

RESOLVED FURTHER. That the deposit of cash equal to the Securityholder Expense Fund pursuant to the terms of the Merger Agreement be, and hereby is, approved and adopted in all respects.

APPOINTMENT OF SECURITYHOLDER REPRESENTATIVE

WHEREAS, in connection with the Mergers, it is contemplated that Shareholder Representative Services LLC be appointed the true, exclusive and lawful agent and attorney-in-fact (the “Securityholder Representative”) of the Securityholders receiving consideration under the Merger Agreement to act in the name, place and stead of the Securityholders in connection with the transactions contemplated thereby, in accordance with the terms and provisions of the Merger Agreement and the Escrow Agreement.

NOW, THEREFORE, BE IT RESOLVED: That each undersigned stockholder of the Company hereby irrevocably constitutes and appoints Shareholder Representative Services LLC as the Securityholder Representative in accordance with Section 11.01 (Securityholder Representative) of the Merger Agreement to serve as the true and lawful agent and attorney-in-fact for and on behalf of each Indemnitor, and hereby approves the acts and actions that may be taken by the Securityholder Representative in accordance with the applicable terms of the Merger Agreement and the Escrow Agreement, including, without limitation, distributions from the Securityholder Expense Fund to the Securityholder Representative.

WAIVER OF DISSENTERS OR APPRAISAL RIGHTS

WHEREAS, the Company has informed each undersigned stockholder of the Company that such stockholder may have dissenters or appraisal rights with respect to the Mergers as provided under Section 262 of the DGCL, a copy of which is attached hereto as Exhibit C, or Chapter 13 of the CCC, a copy of which is attached hereto as Exhibit D, and the undersigned stockholder acknowledges that such stockholder is aware that such stockholder may have such dissenters or appraisal rights under Section 262 of the DGCL or Chapter 13 of the CCC.

NOW, THEREFORE, BE IT RESOLVED: That each undersigned stockholder of the Company, with respect only to himself, herself or itself, hereby irrevocably waives any dissenters or appraisal rights such undersigned stockholder of the Company may have in connection with the Mergers under Section 262 of the DGCL (attached hereto as Exhibit C), Chapter 13 of the CCC (attached hereto as Exhibit D), or any similar rights that such undersigned stockholder of the Company may have or otherwise purport to have in connection with the Mergers.

WAIVER OF RIGHTS OF FIRST REFUSAL AND CO-SALE

WHEREAS: The transactions contemplated by the Merger Agreement may be subject to certain rights of first refusal and co-sale, notice periods and notice rights, including as described in Section 2.1 and Section 2.2 of that certain Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement,

dated as of March 27, 2018, by and among the Company and the stockholders named therein (the “Co-Sale Agreement”), held by each of the Company and the Stockholders (as defined in the Co-Sale Agreement) (collectively, the “ROFR/Co-Sale Rights”).

WHEREAS: Pursuant to Section 6.8 of the Co-Sale Agreement, any term of the Co-Sale Agreement may be amended or waived only with the written consent of (a) the Company, (b) the holders of the majority of the shares of Common Stock then held by the Key Common Stockholders (voting as a single class) and (c) the holders of a majority of the shares of Common Stock that is (i) outstanding as a result of a conversion of shares of Preferred Stock, (ii) issuable upon conversion of the then outstanding shares of Preferred Stock held by the Series A Investors, the Series B Investors, the Series C Investors and the Series D Investors and (iii) held by the Silver Lake Investors (all such holders of Common Stock or Preferred Stock voting together as a single class on an as-converted to Common Stock basis, as applicable) (each term in this recital as defined in the Co-Sale Agreement) (the “ROFR/Co-Sale Waiver Requirement”).

WHEREAS: Pursuant to Section 6.1 of the Co-Sale Agreement, the Co-Sale Agreement will terminate upon the consummation of the Mergers.

WHEREAS: In order to enable the Mergers, the undersigned stockholders who are parties to the Co-Sale Agreement desire to waive all rights of first refusal, co-sale rights, notice rights and notice periods to which they may be entitled in connection with the Mergers, including without limitation the ROFR/Co-Sale Rights.

WHEREAS: The undersigned stockholders represent sufficient holders of Company Capital Stock to satisfy the ROFR/Co-Sale Waiver Requirement.

NOW, THEREFORE, BE IT RESOLVED: That upon due consideration of the foregoing, the undersigned stockholders hereby consent to the transfer or purchase of any Transfer Stock (as defined in the Co-Sale Agreement) in all respects and waive all anti-dilution rights, preemptive rights, rights of first refusal, co-sale rights, redemption rights, notice rights and notice periods to which they may be entitled in connection with the Mergers, including without limitation the Mergers.

RESOLVED FURTHER: That, pursuant to Section 6.1 of the Co-Sale Agreement, the Co-Sale Agreement will terminate upon the consummation of the Merger and each undersigned stockholder of the Company hereby consents to the termination of the Co-Sale Agreement (to the extent such undersigned stockholder is a party to such agreement), with the effect that the Co-Sale Agreement shall be of no further force or effect upon and after the Effective Time.

TERMINATION OF INVESTORS’ RIGHTS AGREEMENT

WHEREAS: The Company and certain stockholders of the Company are party to that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of March 27, 2018, by and among the Company and the persons listed on Exhibit A thereto (the “Investors’ Rights Agreement”).

WHEREAS: In connection with and contingent upon the consummation of the Mergers, the undersigned stockholders who are parties to the Investors’ Rights Agreement desire to terminate the Investors’ Rights Agreement.

NOW, THEREFORE, BE IT RESOLVED: That, contingent upon the consummation of the Mergers, effective as of immediately prior to the Effective Time, each undersigned stockholder of the Company hereby consents to the termination of the Investors’ Rights Agreement (to the extent such undersigned stockholder is a party to such agreement), with the effect that the Investors’ Rights Agreement shall be of no further force or effect upon and after the Effective Time.

TERMINATION OF VOTING AGREEMENT

WHEREAS: The Company and certain stockholders of the Company are party to that certain Sixth Amended and Restated Voting Agreement, dated as of March 27, 2018, by and among the Company and the persons listed on the schedules thereto (the “Voting Agreement”).

WHEREAS: Pursuant to Section 5 of the Voting Agreement, the Voting Agreement will terminate upon the consummation of the Mergers.

NOW, THEREFORE, BE IT RESOLVED: That, pursuant to Section 5 of the Voting Agreement, the Voting Agreement will terminate upon the consummation of the Mergers and each undersigned stockholder of the Company hereby consents to the termination of the Voting Agreement, to the extent such undersigned stockholder is a party to such agreement, with the effect that the Voting Agreement shall be of no further force or effect upon and after the Effective Time.

TERMINATION OF MANAGEMENT RIGHTS AGREEMENTS

WHEREAS: The Company and FF Angel LLC are party to that certain Management Rights Agreement, effective as of June 25, 2009 (the “FF Angel Management Rights Agreement”).

WHEREAS: The Company and Felicis Ventures III, L.P. are party to that certain Management Rights Agreement, effective as of March 20, 2013 (the “Felicis Ventures Management Rights Agreement”).

WHEREAS: The Company and Ribbit Capital, L.P. are party to that certain Management Rights Agreement, effective of March 20, 2013 (the “Ribbit Capital Management Rights Agreement”).

WHEREAS: The Company and Tiger Global Private Investment Partners VII, L.P. are party to that certain Management Rights Agreement, effective as of February 14, 2014 (the “Tiger Management Rights Agreement”).

WHEREAS: The Company and Ribbit Capital V, L.P. are party to that certain Management Rights Agreement, effective as of July 12, 2019 (the “Ribbit Capital V Management Rights Agreement”).

NOW, THEREFORE, BE IT RESOLVED: That pursuant to the terms of the FF Angel Management Rights Agreement, Felicis Ventures Management Rights Agreement, Ribbit Capital Management Rights Agreement, Tiger Management Rights Agreement and Ribbit Capital V Management Rights Agreement, each such agreement will terminate upon the consummation of the Mergers and each undersigned stockholder who is party to such agreement hereby consents to the termination of such agreement, with the effect that such agreements shall be of no further force or effect upon and after the Effective Time.

OMNIBUS RESOLUTIONS

RESOLVED: That each undersigned stockholder of the Company hereby approves any acts or actions that may be done or caused to be done by the officers of the Company, as they, or any of them, may deem necessary or advisable to make effective or to implement the Mergers, and any and all transactions contemplated thereby.

RESOLVED FURTHER: That, notwithstanding the foregoing resolutions, the Board may, at any time prior to the filing and effectiveness of the First Certificate of Merger with the Secretary of State of the State of Delaware, abandon the proposed Mergers without further action by the stockholders of the Company; provided, however, that at the time of abandonment, the Company has terminated the Merger Agreement pursuant to the terms thereof.

RESOLVED FURTHER: That any and all prior acts or actions taken by the directors or officers of the Company in connection with the Mergers, the Merger Agreement or any of the foregoing resolutions, are hereby approved and ratified in all respects.

RESOLVED FURTHER: That the officers of the Company be, and each of them with full authority to act without the others hereby is, authorized and directed to do or cause to be done any and all such further acts and things and to execute and deliver any and all such additional documents as they may deem necessary or appropriate in order to carry into effect the purposes and intent of the foregoing resolutions.

RESOLVED FURTHER: That each undersigned stockholder of the Company hereby confirms that such stockholder has had (a) the opportunity to ask representatives of the Company questions with regard to the agreements, consents, transactions, actions, arrangements and other matters referred to in this Written Consent, and that all such questions have been answered fully and to the satisfaction of such stockholder and (b) a reasonable time and opportunity to consult with such stockholder’s financial, legal, tax and other advisors, if desired, before signing this Written Consent.

RESOLVED FURTHER: That each undersigned stockholder of the Company represents and warrants that such stockholder has all necessary power and authority to execute and deliver this Written Consent and to carry out such stockholder’s obligations contemplated hereby.

RESOLVED FURTHER: That this Written Consent is coupled with an interest and is irrevocable.

RESOLVED FURTHER: That this Written Consent may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy (including facsimile or .PDF file) of this Written Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy is a complete reproduction of the entire original writing.

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IN WITNESS WHEREOF, the undersigned Stockholder has executed this Written Consent on the date written below. By executing this Written Consent, the undersigned Stockholder is irrevocably granting written consent with respect to all shares of Company Capital Stock held by such Stockholder in favor of the above resolutions.

STOCKHOLDER:

[STOCKHOLDER (ENTITY)]

By:

Name:

Title:

Date:

[Signature Page to Action by Written Consent of the Stockholders of Credit Karma, Inc.]

EXHIBIT A

Merger Agreement

[see attached]

EXHIBIT B

Form of Letter of Transmittal

[see attached]

EXHIBIT C

§ 262 Appraisal rights [For application of this section, see 79 Del. Laws, c. 72, § 22; 79 Del. Laws, c. 122, § 12; 80 Del. Laws, c. 265, § 18; 81 Del. Laws, c. 354, § 17; and 82 Del. Laws, c. 45, § 23]

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §  228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§  251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by §  363(a) of this title, appraisal rights shall be available as contemplated by §  363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §  255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §  114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, §  262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, §  24; 57 Del. Laws, c. 148, §§  27-29; 59 Del. Laws, c. 106, §  12; 60 Del. Laws, c. 371, §§  3-12; 63 Del. Laws, c. 25, §  14; 63 Del. Laws, c. 152, §§  1, 2; 64 Del. Laws, c. 112, §§  46-54; 66 Del. Laws, c. 136, §§  30-32; 66 Del. Laws, c. 352, §  9; 67 Del. Laws, c. 376, §§  19, 20; 68 Del. Laws, c. 337, §§  3, 4; 69 Del. Laws, c. 61, §  10; 69 Del. Laws, c. 262, §§  1-9; 70 Del. Laws, c. 79, §  16; 70 Del. Laws, c. 186, §  1; 70 Del. Laws, c. 299, §§  2, 3; 70 Del. Laws, c. 349, §  22; 71 Del. Laws, c. 120, §  15; 71 Del. Laws, c. 339, §§  49-52; 73 Del. Laws, c. 82, §  21; 76 Del. Laws, c. 145, §§  11-16; 77 Del. Laws, c. 14, §§  12, 13; 77 Del. Laws, c. 253, §§  47-50; 77 Del. Laws, c. 290, §§  16, 17; 79 Del. Laws, c. 72, §§  10, 11; 79 Del. Laws, c. 122, §§  6, 7; 80 Del. Laws, c. 265, §§ 8-11; 81 Del. Laws, c. 354, §§ 9, 10, 17; 82 Del. Laws, c. 45, § 15.;

EXHIBIT D

CHAPTER 13. Dissenters’ Rights [1300 - 1313] (Chapter 13 added by Stats. 1975, Ch. 682.)

1300.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303, and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

(Amended by Stats. 2019, Ch. 143, Sec. 24. (SB 251) Effective January 1, 2020.)

1301.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

(Amended by Stats. 2012, Ch. 473, Sec. 2. (AB 1680) Effective January 1, 2013.)

1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

(Amended by Stats. 2012, Ch. 473, Sec. 3. (AB 1680) Effective January 1, 2013.)

1303.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

(Amended by Stats. 1986, Ch. 766, Sec. 24.)

1304.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

(Amended by Stats. 2012, Ch. 473, Sec. 4. (AB 1680) Effective January 1, 2013.)

1305.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

(Amended by Stats. 1986, Ch. 766, Sec. 25.)

1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

(Repealed and added by Stats. 1975, Ch. 682.)

1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

(Repealed and added by Stats. 1975, Ch. 682.)

1308.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

(Repealed and added by Stats. 1975, Ch. 682.)

1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

(Amended by Stats. 2012, Ch. 473, Sec. 5. (AB 1680) Effective January 1, 2013.)

1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

(Repealed and added by Stats. 1975, Ch. 682.)

1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

(Amended by Stats. 1988, Ch. 919, Sec. 8.)

1312.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

(Amended by Stats. 1988, Ch. 919, Sec. 9.)

1313. A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

(Added by Stats. 2002, Ch. 480, Sec. 7. Effective January 1, 2003.)